SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 26, 2001

                            SHARP HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

             DELAWARE                0-28829                     65-0970516
  (State or other jurisdiction   (Commission File              (IRS Employer
   or incorporation)              Number)                 Identification No.)


             13135 CHAMPIONS DRIVE, SUITE 100, HOUSTON, TEXAS 77069 (Address of principal executive offices, including zip code)

                                 (713) 960-9100
               Registrant's telephone number, including area code

                 5120 WOODWAY, SUITE 9029, HOUSTON, TEXAS 77056
          (Former name or former address, if changed since last report)


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ITEM  4.     CHANGES  IN  REGISTRANT  CERTIFYING  ACCOUNTANTS.


     Arthur Andersen LLP, Independent Public Accountants, audited our balance sheets as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity/(deficit), and cash flows for the years then ended. Such financial statements accompanied our Form 10-KSB for the year ended December 31, 2000 and were filed with the Securities and Exchange Commission on April 02, 2001. The report of Arthur Andersen LLP, on such financial statements, dated February 23, 2001 was modified by indicating that there is substantial doubt as to the Company's ability to continue as a going concern and did not contain any other adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Our client-auditor relationship with Arthur Andersen LLP ceased on or about July 26, 2001.

     Ham, Langston & Brezina, LLP, Certified Public Accountants of Houston, Texas was appointed by the Company on July 26, 2001, pursuant to a recommendation of our Chairman of the Board and President, Mr. George Sharp, to audit our financial statements for our fiscal year ended December 31, 2001.

     During our two most recent fiscal years and any subsequent interim period preceding the date of dismissal, there were no disagreements between us and Arthur Andersen LLP, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     We have provided Arthur Andersen LLP with a copy of the disclosure provided under this caption of this Report, and advised it to provide us with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. Their response is filed with this Form 8-K as Exhibit 16.1.


ITEM  7.     FINANCIAL  STATEMENTS,  AND  EXHIBITS.

(a)     Financial  Statements:
                   None.
(b)     Exhibits:
        16.1     Letter  on  change  in  certifying  accountant


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     SHARP  HOLDING  CORPORATION

     By:  /s/  George  Sharp

     -------------------------------------
     George  Sharp,  President


DATED:  July  26,  2001


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